EXHIBIT 99.1

General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, IL 60563, (630) 954-0400

FOR IMMEDIATE RELEASE:	May 18, 2015

General Employment Enterprises, Inc. Announces Financial Results for the Second Quarter of Fiscal Year 2015

Strengthened Balance Sheet; Reduced SG&A; Improved Profitability

Naperville, IL, May 18, 2015 – General Employment Enterprises, Inc. (NYSE MKT: JOB) (“the Company” or “General Employment”), a provider of diversified professional staffing services, today announced financial results for its 2015 second fiscal quarter which ended March 31, 2015.

Second Quarter Highlights

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Net revenue for the quarter was $9.8 million, up 2% year-over-year and pro forma net revenue including the quarterly results of recently acquired (4/1/15) privately held Scribe Solutions, Inc. (“Scribe”) was $10.8 million, up 2% year over year on a pro forma basis as reflected on the Company’s unaudited pro forma combined statement of operations for the three months ended March 31, 2015, included in General Employment’s Form 10Q filed with the Securities and Exchange Commission(“SEC”) for the second quarter of 2015.

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Gross margin for the quarter was 28.4% compared to 30.3% for the prior year quarter, due to increased contract staffing year over year and fewer permanent placements in the 2015 second quarter; pro forma gross margin including the quarterly pro forma results of Scribe was 30.4%, as reflected on General Employment’s unaudited pro forma combined statement of operations for the three months ended March 31, 2015, included in the Company’s Form 10-Q filed with the SEC for the second quarter of 2015.

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Selling, general and administrative expenses (SG&A) for General Employment, excluding noncash stock and stock option expenses for the quarter, were reduced by approximately $587,000 or approximately 17% lower compared to the prior year quarter.

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Adjusted pro forma earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expense (adjusted pro forma EBITDA, a non-GAAP measure) for the quarter was approximately $154,000 including pro forma financial information from the quarterly results of Scribe, as reflected on General Employment’s unaudited pro forma combined statement of operations for the three months ended March 31, 2015, included in the Company’s Form 10-Q filed with the SEC for the second quarter of 2015.

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Adjusted non-GAAP pro forma income from operations was approximately $30,000 for the second quarter of 2015 excluding non-cash stock based compensation and stock option expenses of $342,000 for the Company and including the income from operations for Scribe, as reflected on General Employments’ unaudited pro forma combined statement of operations for the three months ended March 31, 2015, included in the Company’s Form 10-Q filed with the SEC for the second quarter of 2015.

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Adjusted pro forma net working capital was approximately $1.4 million and adjusted pro forma current ratio was approximately 1.2 including the pro forma current assets and liabilities of Scribe as of March 31, 2015, as reflected on General Employment’s combined unaudited pro forma balance sheet for March 31, 2015, included in Form 10-Q filed with the SEC for the second quarter and after adjustment to eliminate the Company’s derivative liability and current portion of the note balance due related to the Brio convertible note payable (Brio note was converted to equity by the holder as of 5/5/15).

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Adjusted pro forma shareholders’ equity was approximately $11.3 million and adjusted pro forma debt to equity ratio was approximately .6 including the pro forma debt and equity financial information for Scribe as of March 31, 2015, as reflected on the unaudited pro forma combined balance sheet of the Company, included in Form 10-Q filed with the SEC for the second quarter and adjusted for elimination of the Brio convertible note payable and related derivative liability.

The aforementioned Second Quarter Highlights should be read in conjunction with (1) all of the financial and other information included in General Employment’s 2015 second quarter Form 10-Q filed with the SEC which includes historical comparative GAAP financial statements, unaudited pro forma combined comparative financial statements including the recently acquired privately held Scribe Solutions, Inc., and (2) the discussion of financial results in this press release and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial information and certain non-GAAP financial metrics to that prescribed by GAAP or using only GAAP financial information to compute the financial metrics or ratios. These non-GAAP measures of financial results or financial performance are not a substitute for measures provided by GAAP.

Second Quarter Financial Results: Discussion

The Company reported net revenues of $9.8 million for the fiscal 2015 second quarter compared to net revenues of $9.6 million for the same period of fiscal 2014. Contract staffing services contributed $8.3 million or 85% of consolidated revenues and direct placement services contributed $1.5 million or 15% of consolidated revenue versus $7.8 million or 81% of consolidated revenues and $1.8 million or 19% of consolidated revenues respectively for the comparable prior year period of fiscal 2014.The reduction in permanent placements during the second quarter was due in part to having less experienced recruiters in place compared to the prior year quarter in 2014.

General Employment’s gross profit margin for the second quarter of 2015 was 28.4% versus 30.3% for the comparable prior year second quarter. The change in gross margin of approximately 1.9% was primarily due to a revenue mix shift resulting from an increase in contract services revenue for both the professional and industrial divisions which have lower gross margins than permanent placement revenue (recorded at 100% gross margin) which decreased compared to the prior year second quarter.

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The Company’s selling, general and administrative expenses (SG&A) for the three months ended March 31, 2015 decreased by approximately $275,000 or 8% compared to the same period in the prior fiscal year. Included in SG&A for the second quarters of 2015 and 2014 are noncash expenses of $342,000 and $30,000 respectively related to stock based compensation and stock option expenses. Excluding those costs, SG&A would have decreased for the second quarter ended March 31, 2015 by approximately $587,000 or 17%. The overall decrease in SG&A resulted from management’s efforts to reduce costs and eliminate unnecessary expenses and from a shift in the revenue mix as compared to the second quarter of fiscal 2014.

General Employment recorded a net loss for generally accepted accounting principles (GAAP) of $45,000 for the second quarter ended March 31, 2015 compared to a net loss for GAAP of $727,000 for the comparable prior quarter of fiscal 2014.The Company had a GAAP net loss from operations of $505,000 for the second quarter of 2015 and a GAAP net loss from operations of $639,000 for the prior year second quarter. After eliminating the noncash stock and stock option expenses included in the GAAP loss from operations, the Company had an adjusted non-GAAP loss from operations of approximately $163,000 for the second quarter of fiscal 2015 compared to an adjusted non-GAAP loss from operations of approximately $609,000 for the second quarter of fiscal 2014.

The Company uses the above mentioned non-GAAP measures internally to evaluate its operating performance and for planning purposes and believes that these are useful measures also used by investors. These non-GAAP measures are not a substitute for measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in the Form 10-Q for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP pro forma adjusted EBITDA to GAAP net income (loss), non-GAAP pro forma adjusted income (loss) from operations to GAAP net income (loss) from operations, non-GAAP adjusted income (loss) from operations to GAAP net income (loss) from operations, non-GAAP working capital to GAAP working capital, non-GAAP current ratio to GAAP current ratio, non-GAAP shareholders equity to GAAP shareholders equity and all pro-forma financial information used to compute financial ratios referred to in the highlights are provided in the schedules that are a part of this press release.

Including the effect of the noncash $796,000 gain on a change in derivative liability and loss on extinguishment of debt of $ 210,000 from the Brio convertible note payable as required by GAAP, the Company recorded a GAAP net loss of approximately $45,000 or a GAAP loss of ($0.00) per basic and diluted share for the period ended March 31, 2015 compared to a GAAP net loss of $727,000 or a GAAP loss of ($0.03) per basic and diluted share for the same period in fiscal 2014. Fair value accounting as prescribed by GAAP requires that changes in the derivative liability related to the Company’s convertible note payable to Brio Capital Master Fund LTD (Brio), issued on August 7, 2014, be charged or credited to income during each accounting period. The changes in valuation have several drivers, primary among them is the change in the Company’s stock price, with increases in the stock price causing losses on the derivative liability, while decreases in the stock price produce gains on the derivative liability. As of March 31, 2015, the balance sheet of the Company included $63,000 representing the current portion of the Brio note payable and $470,000 of derivative liability included in current liabilities and no portion classified as long term debt. On May 5, 2015, subsequent to the 2015 balance sheet date, Brio converted the balance of the convertible note payable to equity and General Employment will have no further liability with respect to the Brio note payable.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of General Employment, commented, “ I am very excited about taking the helm of General Employment. The quarterly results show that the Company has much improved its financial position and continues to do so. We continued to reduce our non-core expenses and streamline processes to maximize operational efficiency. Additionally, our focus on higher margin and more profitable customers, hiring and deploying more experienced recruiters, continued growth in light industrial staffing services together with increasing our depth of service offerings in professional staffing, should help drive performance going forward for the remainder of this fiscal year. We have seen an increase in revenue in April and May of the third quarter for both divisions including new business bookings from our newly acquired healthcare electronic medical records (EMR) staffing group, Scribe Solutions, who joined us effective with the closing of the Scribe Solutions, Inc. acquisition on April 1, 2015. We are optimistic that the revenue growth will continue for the remainder of our fiscal year.”

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Mr. Dewan added, “The Company has made great progress on many fronts during the second fiscal quarter of 2015. We closed a $2 million preferred stock offering which provides additional funding for working capital, marketing and acquisitions, in addition to enhancing our capital structure. The Scribe acquisition brings General Employment into the medical staffing arena and also helps to strengthen our balance sheet and management team. Also, our strategy to increase our breadth and depth of service offerings, hire additional sales driven and experienced talent, together with the expansion of our geographical footprint into new markets, will help accelerate our organic growth. On May 12, 2015, the Company filed a universal shelf registration statement with the SEC on Form S-3 for the future issuance, once declared effective by the SEC, of various types of equity and debt securities for up to $75 million over a three year period subject to certain limitations relating to General Employment’s market capitalization and non-affiliate common stock included in the public float. The registration statement is intended to provide the Company with additional flexibility to finance future business opportunities by accessing capital markets quickly and in a cost-effective manner. On the acquisition front, we have identified several select companies that are in our pipeline that will help us to continue our momentum toward moving into higher margin businesses and expand geographically,” Mr. Dewan concluded.

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial metrics including adjusted pro forma current ratio, adjusted pro forma debt to equity ratio and financial information including adjusted non-GAAP pro forma income or loss from operations and adjusted non-GAAP pro forma adjusted EBITDA because management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP net income or net loss is defined by General Employment as net income or net loss excluding non-cash, non-operating changes in value of derivative liability related to the conversion option on its convertible debt. Non-GAAP Adjusted pro forma EBITDA is defined by the Company as net earnings or loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash gain or loss from changes in the value of the derivative liability related to the conversion option on its convertible debt, gain or loss from extinguishment of debt related to the convertible note payable, plus non-cash stock option and stock-based compensation. EBITDA and non-GAAP Adjusted pro forma EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of EBITDA and non-GAAP Adjusted pro forma EBITDA might not be comparable to similarly titled measures used by other companies.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Form 10-Q filed for the respective periods. Reconciliations of non-GAAP net loss from operations to GAAP net loss and GAAP net loss to non-GAAP pro forma adjusted EBITDA for the second fiscal quarters of 2015 and 2014 are set forth in the tables below.

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Reconciliation of Non-GAAP Pro forma Adjusted EBITDA to GAAP Net Loss

Three Months Ended March 31,

(in thousands)

	2015	2014
Net loss for GAAP	$(45)	$(727)
Interest expense, net	126	88
Depreciation and amortization	124	125
Stock based compensation for the board of directors and relief of accrued fees	258	-
Stock option expense	84	30
Gain on change in derivative liability	(796)	-
Loss on extinguishment of debt	210	-
Pro-forma income from Scribe Solutions, Inc.	193	240
Non-GAAP pro-forma adjusted EBITDA	$154	$(244)

Reconciliation of Non-GAAP Pro forma Adjusted Income (Loss) from Operations

Three Months Ended March 31,

(in thousands)

	2015	2014
Net loss from operations, GAAP	$(505)	$(639)
Stock based compensation for the board of directors and relief of accrued fees	258	-
Stock option expense	84	30
Pro-forma income from Scribe Solutions, Inc.	193	240
Non-GAAP pro-forma adjusted income (loss) from operations	$30	$(369)

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Reconciliation of Non-GAAP Adjusted Income (Loss) from Operations

Three Months Ended March 31,

(in thousands)

	2015	2014
Net loss from operations, GAAP	$(505)	$(639)
Stock based compensation for the board of directors and relief of accrued fees	258	-
Stock option expense	84	30
Non-GAAP adjusted income (loss) from operations	$(163)	$(609)

Reconciliation of Non-GAAP Working Capital

As of March 31, 2015

 (in thousands)

2015
Working capital, GAAP	$424
Additional working capital provided from Scribe transaction dated April 1, 2015	413
Note payable, net of discount	63
Derivative liability	470
Non-GAAP working capital	$1,370

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Reconciliation of Non-GAAP Current Ratio

As of March 31, 2015

(in thousands, except current ratio information)

2015
Current assets, GAAP	$7,216
Additional current assets from Scribe transaction dated April 1, 2015	839
Non-GAAP current assets	$8,055

2015
Current liabilities, GAAP	$6,792
Additional current liabilities from Scribe transaction dated April 1, 2015	426
Less, note payable, net of discount	(63)
Less, derivative liability	(470)
Non-GAAP current liabilities	$6,685

2015
Current assets, Non-GAAP	$8,055
Current liabilities, Non-GAAP	6,685
Non-GAAP current ratio	$1.2

Reconciliation of Non-GAAP Shareholders’ Equity

As of March 31, 2015

2015
Total Shareholders’ Equity, GAAP	$3,318
Additional estimated shareholders’ equity provided from Scribe transaction dated April 1, 2015	7,083
Estimated equity provided from Brio conversion dated May 5, 2015	517
Net assets purchased in Scribe transaction dated April 1, 2015	417
Non-GAAP Shareholders’ Equity	$11,335

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About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. (the "Company") was incorporated in the State of Illinois in 1962, is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions, and light industrial staffing services through the names of General Employment, Ashley Ellis, Triad and Omni-One. Also, in the healthcare sector, General Employment through its Scribe Solutions brand staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company’s future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the “Exchange Act“), and are subject to the “safe harbor” created by those sections. The statements made in this press release that are not historical facts are forward-looking statements which are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", “may”, “plans”, “expects”, “anticipates”, “projects”, “predicts”, “estimates”, “aims”, “believes”, “hopes”, “potential”, “intends”, “suggests”, “appears”, “seeks”, or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company’s competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company’s failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company’s failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company’s failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company’s failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:	Andrew J. Norstrud, Chief Financial Officer

Phone:	(813) 803-8275

Email:	andrew.norstrud@genp.com

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